Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

NewGenIvf Group Limited

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Other	Class A Ordinary Shares, no par value	(1)	Other	50,000,000	$2.0345	$101,725,000.00	0.0001531	$15,574.10

Total Offering Amounts:							$101,725,000.00		15,574.10
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$15,574.10

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Offering Note(s)

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), an indeterminable number of additional securities are also being registered to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Represents up to an aggregate of 50,000,000 Class A ordinary shares, consisting of (i) 20,000,000 Class A Ordinary Shares issuable by the Company to White Lion Capital, LLC (“White Lion”) in connection with the Common Stock Purchase Agreement dated as of November 21, 2024, by and between the Company and White Lion; and (ii) 30,000,000 Class A Ordinary Shares issuable to JAK Opportunities VI LLC upon the conversion of (a) the Remaining Additional Notes, (b) the senior convertible notes exchanged on August 8, 2024, (c) the exercise of the Series A warrants to purchase Class A Ordinary Shares, (d) the exercise of Series B warrants to purchase Class A Ordinary Shares, (e) the exercise of Series C warrants to purchase Class A Ordinary Shares, and (f) the New CB Initial Note.

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the common stock on the Nasdaq Capital Market on September 11, 2025, in accordance with Rule 457(c) of the Securities Act.

Calculated pursuant to Rule 457 of the Securities Act by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.00015310.